Exhibit 10.6

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this31st day of October, 2014, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation with an office located at 780 Dedham Street, Suite 800, Canton, Massachusetts 02021 (“Borrower”).

RECITALS

A.            Bank and Borrower are parties to that certain Loan and Security Agreement dated as of August 28, 2012, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2014, as amended by that certain Assumption and Second Amendment to Loan and Security Agreement (the “Second Amendment”) dated as of August 12, 2014, and as further amended by that certain Third Amendment to Loan and Security Agreement dated as of September 25, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Amendment to Loan Agreement.  Schedule A (Loan Terms).  Schedule A of the Loan Agreement shall be amended by deleting the provision entitled “Financial Covenant” in its entirety and inserting in lieu thereof the following:

FINANCIAL COVENANT

Capital Event	Borrower shall provide evidence acceptable to Bank in its sole discretion, on or after the Second Amendment Effective Date, but on or prior to November 15, 2014, that the Capital Event has occurred.

2.             Schedule C (Definitions).  The following term and definition appearing on Schedule C of the Loan Agreement is amended in its entirety and replaced with the following:

“              “Capital Event” means confirmation by Bank that Borrower has received, on or after the Second Amendment Effective Date, but on or prior to November 15, 2014, unrestricted and unencumbered net cash proceeds in an amount of at least Three Million Dollars ($3,000,000.00) from (i) the issuance of and sale by Borrower of its equity securities and/or Subordinated Debt with investors reasonably acceptable to Bank and/or (ii) licensing agreements, grants, partnerships, joint ventures or strategic alliances subject to the terms and conditions hereof. Such amount shall be maintained in accounts of Borrower with Bank (less amounts used by Borrower for ongoing current business operations or other payments permitted pursuant to the terms of this Agreement).”

3.             Schedule E (Compliance Certificate).   Schedule E of the Loan Agreement is amended in its entirety and replaced with the Schedule E attached as Exhibit 1 hereto.

4.             Limitation of Amendments.

4.1          The amendments set forth in Section 1, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1          Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to Borrower, with the same force and effect as if Borrower were named as “Borrower” in the Loan Documents.

5.2          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.3          Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.4          The organizational documents of Borrower delivered to Bank on the Second Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as set forth on Exhibit 2 annexed to the Second Amendment;

5.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.7          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.8          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.             Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of Bank’s reasonable legal fees and expenses incurred in connection with this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER		BANK

COLLEGIUM PHARMACEUTICAL, INC.		SILICON VALLEY BANK

By:	/s/ Michael Heffernan	By:	/s/ Christina M. Zorzi
Name:	Michael Heffernan	Name:	Christina M. Zorzi
Title:	CEO	Title:	Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

Exhibit 1

SCHEDULE E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	COLLEGIUM PHARMACEUTICAL, INC.

The undersigned authorized officer of COLLEGIUM PHARMACEUTICAL, INC., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated August 28, 2012 (as it may be amended, restated or modified from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and correct as of such specified date).  In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes ☐	No ☐
Annual (Audited) financial statements	FYE within 180 days	Yes ☐	No ☐
Board-approved projections	FYE within 60 days	Yes ☐	No ☐

Borrower only has deposit accounts located at the following institutions:                                       .

Financial Covenant	Required	Actual	Complies
Capital Event	$3,000,000 by 11/15/14	$	Yes ☐	No ☐

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:
COLLEGIUM PHARMACEUTICAL, INC.
Verified:
AUTHORIZED SIGNER
SIGNATURE

Date:
TITLE
	Compliance Status:	Yes ☐ No ☐

DATE

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.             Capital Event (Schedule A)

Required:                                           Confirmation by Bank that Borrower has received, on or after the Second Amendment Effective Date, but on or prior to November 15, 2014, unrestricted and unencumbered net cash proceeds in an amount of at least Three Million Dollars ($3,000,000.00) from (i) the issuance of and sale by Borrower of its equity securities and/or Subordinated Debt with investors acceptable to Bank and/or (ii) partnerships, joint ventures or strategic alliances subject to the terms and conditions hereof. Such amount shall be maintained in accounts of Borrower with Bank (less amounts used by Borrower for ongoing current business operations or other payments permitted pursuant to the terms of this Agreement).